Exhibit 5.2

[LETTERHEAD OF STEWART MCKELVEY]

October 24, 2006

CIT Group Inc.

1 CIT Drive

Livingston, New Jersey 07039

CIT Group Funding Company of Canada

c/o CIT Group Inc.

1 CIT Drive

Livingston, New Jersey 07039

CIT Group Funding Company of Canada

$500,000,000 5.60% Senior Notes due November 2, 2011

Fully, Unconditionally and Irrevocably Guaranteed by CIT Group Inc.

Ladies and Gentlemen:

We have acted as special Nova Scotia counsel to CIT Group Funding Company of Canada, an unlimited company organized under the laws of the Province of Nova Scotia, Canada (the “Issuer”) and an indirect subsidiary of CIT Group Inc., a Delaware corporation (the “Guarantor”), in connection with the purchase and sale of $500,000,000 aggregate principal amount of the Issuer’s 5.60% Senior Notes due November 2, 2011 (the “Notes”), fully, unconditonally and irrevocably guaranteed by the Guarantor (the “Guarantees” and, together with the Notes, the “Securities”), pursuant to an underwriting agreement, dated as of October 24, 2006, among the Issuer, the Guarantor and each of the underwriters named on the signature pages thereto. The Notes are being issued pursuant to an Indenture, to be dated as of November 1, 2006 (the “Indenture”), among the Issuer, the Guarantor and The Bank of New York, as Trustee.

In that connection, we have reviewed originals or copies of the following documents:

(a)	The Indenture.
(b)	The Notes.
(c)	The certificate of incorporation, memorandum of association and articles of association of the Issuer, as amended.

(d)	The registration statement on Form S-3 (File No. 333-131159) filed by the Guarantor under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on January 20, 2006 and Post-Effective Amendment No. 1 thereto (the “Post-Effective Amendment”) filed by the Issuer and the Guarantor under the Securities Act with the Commission on October 24, 2006 (such registration statement, including the documents incorporated by reference therein, as amended by the Post-Effective Amendment, being hereinafter collectively referred to as the “Registration Statement”).
(e)

The prospectus dated October 24, 2006, with respect to the offering of the Securities (the “Base Prospectus”), as supplemented by the prospectus supplement dated October 24, 2006 (the “Prospectus Supplement”) (the Base Prospectus, as supplemented by the Prospectus Supplement in the form filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act, including the documents incorporated by reference therein, being hereinafter collectively referred to as the “Prospectus”).

(f)

Originals or copies of such other corporate records of the Issuer, certificates of public officials and of officers of the Issuer and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Issuer.

Our opinions set forth below are limited to the law of the Province of Nova Scotia and the federal laws of Canada applicable therein, and we do not express any opinion herein concerning any other law.

Based upon the foregoing, and upon such other investigation as we have deemed necessary we are of the opinion that each of the Indenture and the Notes have been duly authorized by the Issuer.

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ STEWART MCKELVEY